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                                                                      EXHIBIT 11


                                 MARITRANS INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                 Quarter Ended*:

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


Primary:                                                                  March 31, 1996           March 31,1995
- --------                                                                  --------------           -------------
   Income:

         Net income                                                        $   709,000             $ 2,302,000
                                                                            ==========              ==========
   Shares:

         Weighted average number of
           common shares outstanding                                        11,682,888              12,529,628
                                                                            ==========              ==========

Primary earnings per common share                                          $     .0607             $     .1837
                                                                            ==========              ==========

Assuming full dilution:

    Income:

         Net income                                                        $   709,000             $ 2,302,000
                                                                            ==========              ==========
    Shares:

         Weighted average number of
           common shares outstanding                                        11,682,888              12,529,628

         Assuming exercise of options reduced by the number of shares which could have been purchased with the proceeds
           from the exercise of such options                                   105,065                  90,534
                                                                            ----------              ----------
         Weighted average number of common
           shares outstanding as adjusted                                   11,787,953              12,620,162
                                                                            ==========              ==========

Fully diluted earnings per common share                                     $    .0601**            $    .1824**
                                                                            ==========              ==========
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* See notes 1 and 2 of the notes to the condensed consolidated financial statements.

** This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.